UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2007

eBay Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2145 Hamilton Avenue, San Jose, California		95125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 376-7400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2007, the compensation committee of the board of directors (the "Committee") of eBay Inc. (the "Company") adopted the eBay Inc. Deferred Compensation Plan (the "Plan"), effective as of January 1, 2008, under which eligible members of the Company's senior management ("Participants") may defer receipt of their compensation, including up to 50% of their salaries, up to 100% of their bonuses and, to the extent permitted by the Committee, up to 100% of their restricted stock units. The Company may, but has no obligation to, make discretionary contributions on behalf of a Participant, in such form and amount as the Company deems appropriate, in its sole discretion.

Participant elections with respect to deferrals of compensation and distributions must generally be made in the year preceding that in which the compensation is earned, except that the Committee may permit a newly eligible Participant to make deferral elections up to 30 days after he or she first becomes eligible to participate in the Plan. Participants may only change existing elections with respect to distributions if they satisfy certain requirements set forth in the Plan, including that they do so no later than 12 months prior to the first scheduled distribution and that they extend their deferral elections by at least five years.

Participants may elect one or more investment funds, as designated by the Committee, to be used to determine the additional amounts to be credited to their Plan accounts. These investment funds are for measurement purposes only, and a Participant’s election of any such investment fund is hypothetical and is not an actual investment of his or her Plan account in any such investment funds. The Plan is an "unfunded" plan for state and federal tax purposes, and Participants have the rights of unsecured creditors of the Company with regard to their Plan accounts.

Participants may elect to receive distributions of their accounts (i) while still in the service of the Company, in either a lump sum or in two to 15 annual installments occurring (or beginning) no earlier than one year after the year in which the deferred compensation was earned, or (ii) upon the Participant’s separation from service or disability, each as defined in the plan, on the first business day of the seventh calendar month following the date of separation from service or disability.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

December 20, 2007	By:	Brian H. Levey

Name: Brian H. Levey
Title: Vice President, Deputy General Counsel - Corporate and Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.1	eBay Inc. Deferred Compensation Plan